As filed with the Securities and Exchange Commission on January 29, 1999.
                                           Registration No. 333-
------------------------------------------------------------------------------
                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549
                                 -------------------------
                                           FORM S-8
                    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  -------------------------

                               HEALTHCARE IMAGING SERVICES, INC.
                      (Exact name of issuer as specified in its charter)

            Delaware                                           22-3119929
(State or other jurisdiction of                (I.R.S. Employer Identification
 incorporation or organization)                                 Number)

                                  Tri-Parkway Corporate Park
                                       200 Schulz Drive
                                  Red Bank, New Jersey 07701
                     (Address of principal executive offices) (Zip Code)
                                  -------------------------
                              HEALTHCARE IMAGING SERVICES, INC.
                                 1997 OMNIBUS INCENTIVE PLAN
                                             and
                              1997 EMPLOYEE STOCK PURCHASE PLAN
                        AND OPTION AGREEMENTS WITH CERTAIN INDIVIDUALS
                                  (Full title of the Plans)
                                  -------------------------

Elliott H. Vernon, Esq.                        Scott M. Zimmerman, Esq.
  Chairman of the Board,                       Swidler Berlin Shereff Friedman,
  President and Chief Executive Officer           LLP
HealthCare Imaging Services, Inc.              919 Third Avenue
Tri-Parkway Corporate Park                     New York, New York  10022
200 Schulz Drive                               (212) 758-9500
Red Bank, New Jersey 07701
(732) 224-9292
                             (Name, address and telephone number,
                          including area code, of agents for service)

                                CALCULATION OF REGISTRATION FEE

                                                Proposed
     Title of                                   Maximum        Proposed Maximum
    Securities                  Amount         Offering Price     Aggregate          Amount of
to be Registered           to be Registered(1)  Per Share(2)   Offering Price(2)  Registration Fee(3)
Common Stock, par value         28,800 shares    $1.0625              30,600         $     8.51
$0.01 per share                600,000 shares    $1.71875         $1,031,250         $   286.69
                               200,000 shares    $1.3125          $  262,500         $    72.98
                                30,000 shares    $0.96875         $   29,063         $     8.08
                                22,500 shares    $0.96875         $   21,797         $     6.06
                                15,000 shares    $0.96875         $   14,531         $     4.04
                             4,103,700 shares    $1.09375         $4,488,422         $ 1,247.78
                                50,000 shares      $ 7.50         $  375,000         $   104.25
                                50,000 shares      $10.00         $  500,000         $   139.00
                                50,000 shares      $12.50         $  625,000         $   173.75
                                50,000 shares    $0.96875             48,438             $13.47

---------------------------- ------------------------------------------------- -----------------
Total                        5,200,000 shares                     $7,426,601          $2,064.61
---------------------------- ------------------------------------------------- -----------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 on the basis of the exercise price if known or the average of the high and low prices of the Registrant's Common Stock as quoted on The Nasdaq National Market on January 27,1999.

(3) The Registration Fee has been calculated pursuant to Rule 457(h) as follows: $30,600 multiplied by .000278, $1,031,250 multiplied by .000278,
     $262,500  multiplied by .000278,  $29,063  multiplied  by .000278,  $21,797 multiplied by .000278,  $14,531 multiplied by .000278,  $7,426,601 multiplied by .000278, $375,000 multiplied by .000278, $500,000 multiplied by .000278, $625,000 multiplied by .000278 and $48,438 multiplied by .000278.
                                      -2-

                                          PART II

                                    INFORMATION REQUIRED IN
                                  THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

     The following documents, which have been filed by HealthCare Imaging Services, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

(b) (i) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, (ii) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998, (iii) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, (iv) the Registrant's Current Report on Form 8- K/A-1, filed with the Commission on January 16, 1998, (v) the Registrant's Current Report on Form 8-K, filed with the Commission on March 16, 1998, (vi) the Registrant's Current Report on Form 8-K, filed with the Commission on September 18, 1998, (vii) the Registrant's Current Report on Form 8-K, filed with the Commission on October 16, 1998, (viii) the Registrant's Current Report on Form 8-K/A-1 filed with the Commission on November 12, 1998 and (ix) the Registrant's Current Report on Form 8-K, filed with the Commission on December 7, 1998.

(c) The Registrant's Report on Form 8-A, filed with the Commission on December 17, 1993, under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), which contains the description of the Registrant's Common Stock, par value $0.01 per share.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the Registrant to the maximum extent authorized by the General Corporation Law of the State of Delaware ("DGCL") as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights then said law permitted the Registrant to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Security Act of 1974 and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

     The DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The DGCL permits indemnification of a director, officer, employee or agent in actions or suits by or in the right of the corporation to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any such claim, issue or matter to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. The DGCL provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. The DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

     The Certificate provides that the right to indemnification contained therein is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant as authorized in the Certificate or otherwise.

     The Registrant maintains directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.    Exhibits

       The following exhibits are filed as part of this Registration Statement:

4.1 HealthCare Imaging Services, Inc. 1997 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.51 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997) (File No. 000-19636)

4.2 HealthCare Imaging Services, Inc. 1997 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.52 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997) (File No. 000-19636)

4.3 Stock Option Agreement, dated as of April 13, 1998, between HealthCare Imaging Services, Inc. and Robert Baca.

4.4 Form of Stock Option Agreement, dated as of July 30, 1998 between HealthCare Imaging Services, Inc. and Frank Leo.

5.1  Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1 Consent of Deloitte & Touche LLP

23.2 Consent of David Fischer & Co., P.A.

23.3 Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit
     5.1).

24 Power of Attorney (included in signature page to this registration statement).

Item 9.  Undertakings.

 (a)   The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

        (ii) To  reflect  in the  prospectus  any  facts or  events  arising
             after  the effective  date  of  the   Registration   Statement
            (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
            Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii)To  include  any  material   information   with  respect  to  the
             plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                         SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Monmouth, State of New Jersey, on this 29th day of January, 1999.


                                    HEALTHCARE IMAGING SERVICES, INC.


                                    By: /s/ Elliott H. Vernon
                                        Elliott H. Vernon
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                                     POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENT, that each of the undersigned whose signature appears below constitutes and appoints Elliott H. Vernon and Scott P. McGrory, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          Signature             Title                              Date

/s/ Elliott H. Vernon  Chairman of the Board,                  January 29, 1999
Elliott H. Vernon      President and Chief Executive
                       Officer

/s/ Scott P. McGrory   Vice President, Controller              January 29, 1999
Scott P. McGrory       (Principal Financial and
                       Accounting Officer)
/s/ Shawn Freidkin
Shawn Freidkin         Director                                January 29, 1999

/s Manmohan A. Patel   Director                                January 29, 1999
Manmohan A. Patel, M.D.

/s/ Joseph J. Raymond  Director                                January 29, 1999
 Joseph J. Raymond

/s/ Michael S. Weiss   Director                                January 29, 1999
 Michael S. Weiss

                              HEALTHCARE IMAGING SERVICES, INC.

                                           FORM S-8
                                    REGISTRATION STATEMENT


                                         EXHIBIT INDEX

Exhibit


4.1 HealthCare Imaging Services, Inc. 1997 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.51 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997) (File No. 000-19636)

4.2 HealthCare Imaging Services, Inc. 1997 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.52 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997) (File No. 000-19636)

4.3 Stock Option Agreement, dated as of April 13, 1998, between HealthCare Imaging Services, Inc. and Robert Baca

4.4 Stock Option Agreement, dated as of July 30, 1998 between HealthCare Imaging Services, Inc. and Frank Leo.

5.1  Opinion of Swidler Berlin Shereff Friedman, LLP

23.1 Consent of Deloitte & Touche LLP

23.2 Consent of David Fischer & Co., P.A.

23.3 Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1)

24   Power  of  Attorney  (included  in  signature  page  to  this  Registration
     Statement).